EXHIBIT 99.1



           PRG-SCHULTZ REPORTS SECOND QUARTER 2005 FINANCIAL RESULTS

ATLANTA--(BUSINESS   WIRE)--July  28,  2005--PRG-Schultz   International,   Inc.
(Nasdaq:PRGX),   the  world's  largest  recovery  audit  firm,  today  announced financial results for the second quarter 2005.

    Second Quarter 2005 Highlights

    --  Revenues totaled $80.6 million

    --  Revenues from Accounts Payable Services totaled $68.2 million

    --  Revenues from Meridian VAT Reclaim totaled $12.4 million

    -- Diluted loss per share from continuing operations was ($0.10) for the quarter compared with diluted loss per share from continuing operations of ($0.01) during the second quarter of
        2004

        -- Loss for the quarter was higher than the range provided on July 20, 2005 due to a change in the treatment of the accounting for the retirement benefits for John Cook and Jack Toma

    -- Of the expenses included in the results from continuing operations, $4.3 million of expenses, or $0.07 per share, pertained to the following:

        -- $3.5 million associated with the Company's obligation for retirement benefits for John Cook and Jack Toma pursuant to their separation from the Company

        -- $0.3 million of costs relating to the Company's analysis of strategic alternatives

        -- $0.5 million of costs relating to the Company's implementation of strategic cost reduction initiatives

    -- Cost of revenue was 65.7% of revenues as compared to 62.5% in the second quarter of 2004. U.S. cost of revenue was 62.2% of U.S. revenues, as compared to 62.7% in the second quarter of 2004. (See Schedule 7 for a reconciliation of total revenues and cost of revenues)

    -- Net earnings (loss) was (7.8%) of revenues for the quarter, compared to (2.2%) a year ago.

    -- Earnings before interest, taxes, depreciation and amortization (EBITDA) was ($0.1) million, or (0.2%) of revenues for the quarter. (See Schedule 6 for a reconciliation of net earnings
        (loss) to EBITDA, a non-GAAP financial measure)

James Moylan, Chief Financial Officer of PRG-Schultz, said, "Total revenues for the second quarter came in lower than we had anticipated due in large part to client specific issues concentrated in the U.K. that resulted in slower than anticipated conversion of claims to revenue and a shortfall in commercial revenue also in the U.K. More generally, the Company is currently working to refocus on operational and financial performance across the organization."

Second Quarter 2005 Financial Results

Revenues for the second quarter of 2005 totaled $80.6 million, compared to $90.4 million in the second quarter of 2004. Revenues from Accounts Payable Services totaled $68.2 million for the quarter compared to $76.8 million a year ago. Revenues from the Company's U.S. Accounts Payable Services operations were $41.8 million, compared to $48.3 million in the second quarter of 2004. The reduction in revenues was primarily attributable to a reduction in revenue from certain large U.S. retail audits. Revenues from the Company's International Accounts Payable service operations were $26.4 million, compared to $28.5 million in the second quarter of 2004, due in large part to client specific issues concentrated in the U.K. that resulted in a slower than anticipated conversion of claims to revenue and a shortfall in commercial revenue in the U.K. Revenues from Meridian VAT Reclaim for the second quarter of 2005 were $12.4 million, compared to $13.6 million a year ago.

Cost of revenue was $53.0 million, or 65.7% of revenues for the second quarter of 2005, compared to $56.5 million, or 62.5% of revenues in the same period last year.

Net loss for the second quarter of 2005 was ($6.3) million, or ($0.10) per share, compared to net loss of ($2.0) million, or ($0.03) per share, in the 2004 period. This loss is greater than the range indicated in the Company's July 20, 2005 press release, due to the determination that all costs associated with the retirement benefits for John Cook, former Chairman, President and Chief Executive Officer, and Jack Toma, former Vice Chairman, pursuant to their separation from the Company, should be expensed as of the end of the second quarter of 2005. These expenses amounted to $3.5 million for the quarter. Results in the second quarter of 2005 also included $0.5 million relating to previously disclosed strategic cost reduction initiatives, and $0.3 million of costs relating to the Company's analysis of strategic alternatives.

The Company recorded tax expense of $0.4 million for the quarter, which reflects accruals on international operations. No U.S. tax credit was provided against the loss. Net loss from continuing operations for the second quarter of 2005 was ($6.3) million, or ($0.10) per diluted share, compared to a net loss of ($0.9) million, or ($0.01) per diluted share, during the second quarter of 2004.

EBITDA for the second quarter of 2005 totaled ($0.1) million, or (0.2%) of revenues, compared to $4.5 million, or 5% of revenues, in the second quarter of 2004. (See Schedule 6 for a reconciliation of net earnings (loss) to EBITDA, a non-GAAP financial measure).

Schedule 4 provides summary financial results from continuing operations for the second quarters of 2005 and 2004 by operating segment.

Cash Flow, DSOs and Capital Expenditures

Net cash used in operating activities for the second quarter of 2005 was ($6.5) million, compared to ($2.8) million in the second quarter of 2004. Company-wide, Days Sales Outstanding (DSOs) at the end of the second quarter of 2005 stood at 51 days, compared to 47 days a year ago.

Capital expenditures totaled approximately $1.6 million for the second quarter of 2005, compared to $3.2 million in the same period a year ago.

First Six Months 2005 Financial Results

Revenues for the first six months of 2005 totaled $157.1 million, compared to $178.1 million in the first six months of 2004. Revenues from Accounts Payable Services and Meridian VAT totaled $134.5 million and $22.6 million, respectively, for the first six months of 2005, compared to $155.9 million and $22.2 million, respectively, for the first six months of 2004.

Net loss for the first six months of 2005 was ($11.2) million, or ($0.18) per diluted share, compared to net earnings of $2.9 million, or $0.05 per diluted share, in the first six months of 2004. Net loss from continuing operations for the first six months of 2005 was ($11.4) million, or a loss of ($0.18) per diluted share. This compares to net loss from continuing operations of ($4.2) million, or ($0.07) per diluted share, in the first six months of 2004.

EBITDA for the first six months of 2005 totaled $1.3 million, or 0.8% of revenues, compared to $5.3 million, or 3.0% of revenues, in the first six months of 2004. (See Schedule 6 for a reconciliation of net earnings (loss) to EBITDA, a non-GAAP financial measure.)

Schedule 5 provides summary financial results from continuing operations for the first six months of 2005 and 2004 by operating segment.

Cash Flow and Capital Expenditures

Net cash used in operating activities for the six months ended June 30, 2005, was approximately ($9.1) million, compared to cash provided by operating activities of $2.5 million in the same period of 2004. The reduction of restricted cash in the prior year, the payment of the ALMA settlement in the first quarter of this year and lower deferred revenue balances were the primary factors in the change in cash flow performance.

Capital expenditures totaled approximately $3.5 million for the first six months of 2005, compared to $7.4 million in the same period a year ago.

Bank Credit Facility

The Company's bank credit facility currently offers total potential availability of $30 million, limited by the Company's accounts receivable balance. At present the facility has actual total availability of about $25 million. There was $12 million borrowed under this facility at June 30, 2005, and the Company is using $4 million in the form of a letter of credit as collateral in its VAT business. Consequently, approximately $9 million was available under the facility as of June 30, 2005. As of July 27, 2005, approximately $7 million was available under the facility.

The Company has met its covenants under the agreement for the second quarter. However, the Company expects that it will not meet its covenants as of the end of the third quarter. The Company is currently working with its bank to reach a mutually acceptable solution that will allow the Company to continue to borrow under the facility beyond the third quarter.

Settlement in Class Action Lawsuit

At a hearing on May 26, 2005, the United States District Court for the Northern District of Georgia approved the terms of the Settlement entered into with the plaintiffs in the Company's securities litigation. The Settlement had no financial impact in the second quarter of 2005 and does not require any further financial contribution by the Company.

Discontinued Operations

There were no results from Discontinued Operations for the quarter ended June 30, 2005, compared to a loss of ($1.0) million, or ($0.02) per share, in the year earlier period. The 2004 amount reflected additional provision to settle certain of the buyer's warranty claims related to the ALMA sale. Results from Discontinued Operations for the six months ended June 30, 2005 were a gain of $0.2 million compared to a gain of $7.1 million, or $0.12 per share, in the six months ended June 30, 2004. The 2005 gain relates to royalties from the sale of the Logistics Management Services business. The 2004 gain primarily represents the after-tax gain on the sale of the Communications Services Operations.

Outlook Update

As announced on July 20, 2005, given the Company's previously disclosed ongoing review of its financial forecast for the balance of 2005 and 2006, and in light of the recent management changes, PRG-Schultz will not be providing forward guidance at this time and has withdrawn its previously issued guidance with respect to 2005.

Conference Call and Webcast Information

PRG-Schultz will hold a conference call today, July 28, 2005, at 10:00 a.m. ET. Listeners in the U.S. and Canada should dial +1 888-396-0289 at least 5-10 minutes prior to the start of the conference. Listeners outside the U.S. or Canada should dial 773-799-3995. To be admitted to the call, verbally supply the passcode "PRGX." This information is required to join the call. A playback of the call will be available one hour after the conclusion of the live call, extending until midnight on August 11, 2005. To directly access the replay, dial +1 866-507-6388 (U.S./Canadian participants) or 203-369-1894 (international participants).

This teleconference will also be audiocast on the Internet at www.prgx.com (go to the Investor Relations home page). Please note that the audiocast is "listen-only." Microsoft Windows Media Player is required to access the audiocast and can be downloaded from www.microsoft.com/windows/mediaplayer.

A copy of this press release is also available at www.prgx.com under the heading "Investor Relations - News."

About PRG-Schultz International, Inc.

Headquartered in Atlanta, PRG-Schultz International, Inc. (PRG) is the world's leading profit improvement firm. PRG employs approximately 2,800 employees, providing clients in over 40 countries with insightful value to optimize and expertly manage their business transactions. Using proprietary software and expert audit methodologies, PRG industry specialists review client purchases and payment information to identify and recover overpayments.

Forward Looking Statements

Statements  made in this news  release  that  look  forward  in time,  including statements regarding the Company's negotiations under its credit facility, involve risks and uncertainties and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such risks and uncertainties include the inherent risks involved in any contract negotiation. Should the Company violate the financial covenants of its senior credit facility and be unable to continue to borrow under it, it will have to seek alternate sources of financing, and there is no guarantee that such financing will be available on acceptable terms, if at all. In addition, a default and acceleration under the senior credit facility would result in a cross-default under and could result in an acceleration of the Company's approximately $125 million outstanding convertible notes. In such an instance, the Company would seek to refinance the notes, but there is no guarantee that it would be able to do so on acceptable terms, if at all. For a discussion of other risk factors that may be impact the Company's business, please see our Securities and Exchange Commission filings, including the Company's Forms 10-K and 10-Q as filed with the Securities and Exchange Commission on March 16, 2005 and May 10, 2005. The Company disclaims any obligation or duty to update or modify these forward-looking statements.

                              SCHEDULE 1
           PRG-Schultz International, Inc. and Subsidiaries
            Condensed Consolidated Statements of Operations
             (Amounts in thousands, except per share data)
                              (Unaudited)


                                   Three Months        Six Months
                                  Ended June 30,     Ended June 30,
                                 ----------------- -------------------
                                  2005     2004      2005      2004
                                 -------- -------- --------- ---------

Revenues                         $80,563  $90,406  $157,085  $178,055
Cost of revenues                  52,955   56,494   103,309   114,123
Selling, general and
 administrative expenses          31,427   33,244    60,213    66,450
                                 -------- -------- --------- ---------

 Operating income (loss)          (3,819)     668    (6,437)   (2,518)

Interest expense                  (2,193)  (2,263)   (4,120)   (4,540)
Interest income                      132      115       249       296
                                 -------- -------- --------- ---------

 Loss from continuing operations
  before income taxes and
  discontinued operations         (5,880)  (1,480)  (10,308)   (6,762)

Income tax expense (benefit)         412     (563)    1,099    (2,570)
                                 -------- -------- --------- ---------

 Loss from continuing operations
  before discontinued operations  (6,292)    (917)  (11,407)   (4,192)

Discontinued operations:
 Gain (loss) on disposal of
  discontinued operations
  including operating results
  for phase-out period, net
  of income taxes                      -   (1,033)      219     7,089
                                 -------- -------- --------- ---------

           Net earnings (loss)   $(6,292) $(1,950) $(11,188)   $2,897
                                 ======== ======== ========= =========

Basic earnings (loss) per share:
 Loss from continuing
  operations before
  discontinued operations         $(0.10)  $(0.01)   $(0.18)   $(0.07)
 Discontinued operations               -    (0.02)        -      0.12
                                 -------- -------- --------- ---------
           Net earnings (loss)    $(0.10)  $(0.03)   $(0.18)    $0.05
                                 ======== ======== ========= =========

Diluted earnings (loss) per
 share:
 Loss from continuing
  operations before
  discontinued operations         $(0.10)  $(0.01)   $(0.18)   $(0.07)
 Discontinued operations               -    (0.02)        -      0.12
                                 -------- -------- --------- ---------
           Net earnings (loss)    $(0.10)  $(0.03)   $(0.18)    $0.05
                                 ======== ======== ========= =========

Weighted average shares
 outstanding:
      Basic                       61,997   61,700    61,987    61,697
                                 ======== ======== ========= =========
      Diluted                     61,997   61,700    61,987    61,697
                                 ======== ======== ========= =========


                              SCHEDULE 2
           PRG-Schultz International, Inc. and Subsidiaries
                 Condensed Consolidated Balance Sheets
                        (Amounts in thousands)
                              (Unaudited)

                                                   June 30,  December
                                                                31,
                                                     2005      2004
                                                   --------- ---------
                                     ASSETS
Current assets:
 Cash and cash equivalents                          $12,242   $12,596
 Restricted cash                                        278       120
 Receivables:
  Contract receivables                               45,489    57,514
  Employee advances and miscellaneous
   receivables                                        4,497     3,490
                                                   --------- ---------
   Total receivables                                 49,986    61,004
                                                   --------- ---------
 Funds held for client obligations                   20,109    30,920
 Prepaid expenses and other current assets            6,585     4,129
 Deferred income taxes                                1,951     1,951
                                                   --------- ---------
   Total current assets                              91,151   110,720
Property and equipment                               22,475    26,473
Goodwill                                            170,645   170,684
Intangible assets                                    29,539    30,232
Other assets                                          3,431     3,827
                                                   --------- ---------
   Total assets                                    $317,241  $341,936
                                                   ========= =========


                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Current installments of long-term debt             $12,500        $-
 Obligation for client payables                      20,109    30,920
 Accounts payable and accrued expenses               17,755    24,395
 Accrued payroll and related expenses                35,461    41,791
 Deferred revenue                                     4,194     6,466
                                                   --------- ---------
   Total current liabilities                         90,019   103,572

Convertible notes, net of unamortized discount
 of $1,397 in 2005 and $1,714 in 2004               123,603   123,286
Deferred compensation                                 1,428     2,195
Deferred income taxes                                 4,201     4,201
Other long-term liabilities                           4,731     5,098
                                                   --------- ---------
   Total liabilities                                223,982   238,352
                                                   --------- ---------
Shareholders' equity:
 Preferred stock                                          -         -
 Common stock                                            68        68
 Additional paid-in capital                         495,597   493,532
 Accumulated deficit                               (354,167) (342,979)
 Accumulated other comprehensive income               1,635     1,740
 Less treasury stock at cost                        (48,710)  (48,710)
 Unearned portion of restricted stock                (1,164)      (67)
                                                   --------- ---------
   Total shareholders' equity                        93,259   103,584
                                                   --------- ---------
   Total liabilities and shareholders'
    equity                                         $317,241  $341,936
                                                   ========= =========


                              SCHEDULE 3
           PRG-Schultz International, Inc. and Subsidiaries
            Condensed Consolidated Statements of Cash Flows
                        (Amounts in thousands)
                              (Unaudited)


                                                       Six Months
                                                     Ended June 30,
                                                   ------------------
                                                     2005      2004
                                                   --------- --------

Cash flows from operating activities:
 Net earnings (loss)                               $(11,188)  $2,897
 Gain on disposal of discontinued
  operations                                           (219)  (7,089)
                                                   --------- --------
 Loss from continuing operations                    (11,407)  (4,192)

 Adjustments to reconcile loss from
  continuing operations to net cash
  provided by (used in) operating
  activities:
    Depreciation and amortization                     8,250    8,787
    Restricted stock compensation
      expense                                           196      (35)
    (Gain) Loss on sale of property and
      equipment                                           -       32
    Deferred income taxes                                 -   (5,105)
    Changes in operating assets and
      liabilities:
    Restricted cash securing letter
      of credit obligation                             (157)   5,371
    Receivables                                      10,051    6,562
    Prepaid expenses and other
      current assets                                 (2,547)  (1,536)
    Other assets                                       (343)     (98)
    Accounts payable and accrued
      expenses                                       (5,013)  (4,147)
    Accrued payroll and related
      expenses                                       (5,341)  (2,893)
    Deferred revenue                                 (1,660)      67
    Deferred compensation expense                      (767)    (347)
    Other long-term liabilities                        (367)      82
                                                   --------- --------
    Net cash provided by (used in)
      operating activities                           (9,105)   2,548
                                                   --------- --------

Cash flows from investing activities:
 Purchase of property and equipment, net
  of sale proceeds                                   (3,542)  (7,374)
Proceeds from sale of discontinued
 operations                                               -   19,116
                                                   --------- --------
    Net cash provided by (used in)
      investing activities                           (3,542)  11,742
                                                   --------- --------

Cash flows from financing activities:
 Net borrowings (repayments) of debt                 12,500  (19,500)
 Payments for issuance costs on
  convertible notes                                       -      (21)
 Net proceeds from common stock
  issuances                                             772      223
                                                   --------- --------
    Net cash provided by (used in)
      financing activities                           13,272  (19,298)
                                                   --------- --------
Net cash provided by (used in)
 discontinued operations                                234   (1,589)
Effect of exchange rate changes on cash
 and cash equivalents                                (1,213)    (662)
                                                   --------- --------
    Net change in cash and cash
      equivalents                                      (354)  (7,259)
Cash and cash equivalents at beginning
 of period                                           12,596   26,658
                                                   --------- --------
Cash and cash equivalents at end of period          $12,242  $19,399
                                                   ========= ========


                              SCHEDULE 4
           PRG-Schultz International, Inc. and Subsidiaries
     Summary Operating Segment Results from Continuing Operations
                              (Unaudited)

Three Months Ended June 30,
(Amounts in thousands, except per share data)

                              ---------------------------------------
                                2005                2004
                              ---------------------------------------
                               $         % Rev.   $          % Rev.
---------------------------------------------------------------------
Accounts Payable Services
-------------------------
Revenues                        $68,167             $76,756
Operating income                 $6,019       8.8%   $8,089     10.5%
---------------------------------------------------------------------
Meridian VAT Reclaim
--------------------
Revenues                        $12,396             $13,650
Operating income                 $3,230      26.1%   $5,275     38.6%
---------------------------------------------------------------------
Corporate Support
-----------------

Operating loss                 ($13,068)    -16.2% ($12,696)   -14.0%
---------------------------------------------------------------------
Total
-----
Revenues                        $80,563             $90,406
Operating income (loss)         ($3,819)     -4.7%     $668      0.7%


Loss from continuing
 operations                     ($6,292)     -7.8%    ($917)    -1.0%

Diluted loss per share from
 continuing operations           $(0.10)             $(0.01)

Diluted shares                   61,997              61,700
---------------------------------------------------------------------
Notes:
Corporate Support Operating Loss % shown as a % of Total Revenues

Loss from Continuing Operations and Diluted Loss Per Share from
Continuing Operations are prior to Earnings from Discontinued
Operations.



                              SCHEDULE 5
           PRG-Schultz International, Inc. and Subsidiaries
     Summary Operating Segment Results from Continuing Operations
                              (Unaudited)

Six Months Ended June 30,
(Amounts in thousands, except per share data)

                              ---------------------------------------
                                   2005                2004
                              ---------------------------------------
                              $          % Rev.   $          % Rev.
---------------------------------------------------------------------
Accounts Payable Services
-------------------------
Revenues                       $134,468            $155,835
Operating income                $10,847       8.1%  $18,360     11.8%
---------------------------------------------------------------------
Meridian VAT Reclaim
--------------------
Revenues                        $22,617             $22,220
Operating income                 $5,916      26.2%   $6,047     27.2%
---------------------------------------------------------------------
Corporate Support
-----------------

Operating loss                 ($23,200)    -14.8% ($26,925)   -15.1%
---------------------------------------------------------------------
Total
-----
Revenues                       $157,085            $178,055
Operating loss                  ($6,437)     -4.1%  ($2,518)    -1.4%


Loss from continuing
 operations                    ($11,407)     -7.3%  ($4,192)    -2.4%

Diluted loss per share from
 continuing operations           $(0.18)             $(0.07)

Diluted shares                   61,987              61,697
---------------------------------------------------------------------
Notes:
Corporate Support Operating Loss % shown as a % of Total Revenues

Loss from Continuing Operations and Diluted Loss Per Share from
Continuing Operations are prior to Earnings from Discontinued
Operations.


                              SCHEDULE 6
           PRG-Schultz International, Inc. and Subsidiaries
            Reconciliation of Net Earnings (Loss) to EBITDA
                        (Amounts in thousands)
                              (Unaudited)


                                 Three Months          Six Months
                                Ended June 30,       Ended June 30,
                             -------------------- --------------------
                               2005       2004      2005      2004
                             ---------- --------- --------- ----------
Reconciliation of net loss to
 EBITDA:
-----------------------------

     Net earnings (loss)       $(6,292)  $(1,950) $(11,188)    $2,897

     Adjust for:
     Earnings (loss) from
      discontinued operations        -    (1,033)      219      7,089
                             ---------- --------- --------- ----------

     Loss from continuing
      operations                (6,292)     (917)  (11,407)    (4,192)

     Adjust for:
     Income taxes                  412      (563)    1,099     (2,570)
     Interest                    2,061     2,148     3,871      4,244
     Depreciation and
      amortization               3,690     3,868     7,749      7,841
                             ---------- --------- --------- ----------

     EBITDA                      $(129)   $4,536    $1,312     $5,323
                             ========== ========= ========= ==========


     Total revenues            $80,563   $90,406  $157,085   $178,055

     EBITDA as % of Revenues      -0.2%      5.0%      0.8%       3.0%



In this press release, the Company has provided a financial measure, EBITDA, defined as earnings from continuing operations before taxes, interest, depreciation and amortization disclosed herein. EBITDA is considered a 'non-GAAP' financial measure within the meaning of Regulation G and may not be similar to EBITDA measures employed by other companies. EBITDA is presented solely as a supplemental disclosure because management believes it to be an effective measure of the operating performance of the Company's core business activities. EBITDA is not provided as a measure of liquidity and should not be viewed as such. EBITDA should not be considered in isolation of, or as a substitute for, other measures for determining operating performance that are calculated in accordance with GAAP. This schedule provides a reconciliation of net loss to EBITDA in accordance with Securities and Exchange Commission guidance.


                              SCHEDULE 7
           PRG-Schultz International, Inc. and Subsidiaries
         Reconciliation of Total Revenues and Cost of Revenues
                        (Amounts in thousands)
                              (Unaudited)


                                  Three Months         Six Months
                                 Ended June 30,      Ended June 30,
                              -------------------- -------------------
                                  2005       2004      2005      2004
                              --------- ---------- --------- ---------
Revenues:
 U.S. Accounts Payable
    Services                   $41,739    $48,299   $82,443   $99,384
 International Accounts
    Payable Services            26,428     28,457    52,025    56,451
 Meridian VAT Reclaim           12,396     13,650    22,617    22,220
                              --------- ---------- --------- ---------

    Total revenues             $80,563    $90,406  $157,085  $178,055
                              ========= ========== ========= =========


Cost of revenues:
 U.S. Accounts Payable
    Services                   $25,982    $30,302   $51,041   $61,928
 International Accounts
    Payable Services            19,651     19,487    38,678    39,726
 Meridian VAT Reclaim            7,322      6,705    13,590    12,469
                              --------- ---------- --------- ---------

    Total cost of revenues     $52,955    $56,494  $103,309  $114,123
                              ========= ========== ========= =========


Cost of revenues as a percentage
 of revenue:
 U.S. Accounts Payable
    Services                      62.2%      62.7%     61.9%     62.3%
 International Accounts
    Payable Services              74.4%      68.5%     74.3%     70.4%
 Meridian VAT Reclaim             59.1%      49.1%     60.1%     56.1%
                              --------- ---------- --------- ---------

    Total cost of revenues
     as a percentage of
     revenue                      65.7%      62.5%     65.8%     64.1%
                              ========= ========== ========= =========


    CONTACT: PRG-Schultz International, Inc.
             James E. Moylan, Jr., 770-779-6605

    SOURCE: PRG-Schultz International, Inc.